                                                                   Exhibit 10.15

                   AMENDED AND RESTATED AGREEMENT RESPECTING
                                 PYRAMID CASINO


     This AMENDED AND RESTATED AGREEMENT (this "Agreement") is entered into as of this 14 day of July, 1995, by and between HOLLYWOOD PARK, INC., a Delaware corporation ("HPI" or "Buyer"), COMPTON ENTERTAINMENT, INC., a California corporation ("CEI" or "Seller") and ROUBEN KANDILIAN, the sole shareholder of Seller ("Shareholder"), with reference to the following facts and circumstances:

     A. CEI has entered into an Amended and Restated Disposition and Development Agreement, Agreement of Purchase and Sale, and Lease with Option to Purchase (the "DDA") with The Community Redevelopment Agency of the City of Compton (the "Agency") to lease and purchase certain property located in the area known as the Alameda Auto Plaza in the City of Compton (the "City") as more particularly described on Exhibits 1 and 2 to the DDA (the "Card Club Site").

     B. CEI and each of its officers, directors and shareholders have been licensed by the City to own and operate a card club to be known as the Pyramid Casino or such other name as the parties may agree (the "Card Club") to be located at the Card Club Site.

     C. CEI and HPI have entered into an Agreement of Principle dated April 29, 1994, as amended (the "AIP") and an Agreement Respecting Pyramid Casino dated December 5, 1994, as amended April 14, 1995, with respect to the development, ownership and operation of the Card Club and now desire to amend and restate this Agreement as provided herein.

     NOW, THEREFORE, in consideration of these premises, the mutual agreements and representations contained herein and other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, each party hereto (consisting of Buyer, on the one hand, and Seller and Shareholder, on the other), agrees as follows:

I.  DEFINITIONS

     FOR ALL PURPOSES OF THIS AGREEMENT, THE FOLLOWING ADDITIONAL DEFINITIONS SHALL APPLY:

          1.1 "CARD CLUB OPENING" shall mean the opening of the Card Club for business to the general public.

          1.2 "CLOSING" and "CLOSING DATE" shall have the meanings ascribed in Article IV.

          1.3 "LEASE" shall mean the Lease to be entered into between HPI and CEI pursuant to Section 2.3 in the form attached hereto as Exhibit A.

          1.4 "LICENSE RIGHTS" shall mean CEI's City license to operate the Card Club, as amended (the "License Amendment").

          1.5    "LICENSE RIGHTS OPTION" shall have the meaning ascribed in
Section 2.2.

          1.6 "PARTNERSHIP AGREEMENT" shall mean the Partnership Agreement or the Limited Liability Company Operating Agreement, as the case may be, to be entered into between HPI and CEI pursuant to Section 5.4.1 in the form attached hereto as Exhibit B-1 and B-2, respectively. "PARTNERSHIP" shall mean the general partnership or the limited liability company, as the case may be, of HPI and CEI formed and/or governed by the Partnership Agreement.

          1.7 "PLANS" shall mean the plans and specifications to construct the Card Club heretofore submitted to the City for its approval by CEI.

          1.8 "PURCHASED ASSETS" shall mean the Real Property Rights, the Plans and all other assets, real or personal, tangible or intangible, pertaining to the Card Club other than the License Rights.

          1.9 "REAL PROPERTY RIGHTS" shall mean CEI's rights in and to the Card Club Site, including its rights under the DDA.

                        II.  PURCHASE, OPTION AND LEASE

          2.1    PURCHASE AND SALE OF PURCHASED ASSETS.  For the consideration
                 -------------------------------------
and subject to the terms and conditions contained herein, Seller shall sell, convey, assign and deliver to Buyer at the Closing, and Buyer shall purchase and accept the conveyance, assignment and delivery of, the Purchased Assets, on the terms and conditions set forth herein.

          2.2    LICENSE RIGHTS OPTION.
                 ---------------------

                 2.2.1   GRANT OF LICENSE RIGHTS OPTION.  For the consideration
                         ------------------------------
and subject to the terms and conditions contained herein, Seller shall grant to Buyer at the Closing an option to purchase the License Rights (the "License Rights Option") and Buyer shall purchase the License Rights Option on the terms and conditions set forth herein.

                 2.2.2   TERM AND EXERCISABILITY.  The License Rights Option
                         -----------------------
shall be exercisable by HPI or, at HPI's election, by the Partnership at any time during the period commencing with the Closing Date and ending on the later of (i) the fifth anniversary thereof or (ii) the Expiration Date of the Lease; provided that the License Rights Option shall be exercisable only if at the time
-------------
of exercise HPI is then qualified to be licensed by the State of California and the City as an operator of a card club.

                 2.2.3   EXERCISE PRICE OF LICENSE RIGHTS OPTION.  The exercise
                         ---------------------------------------
price of the License Rights Option shall be Two Million Dollars ($2,000,000), of which One Million Five Hundred Thousand Dollars ($1,500,000) is payable at the time the License Rights Option is exercised, and the remaining Five Hundred Thousand Dollars ($500,000) shall be applied from the purchase price of the License Rights Option pursuant to Section 3.1.3. The exercise price shall be paid upon the Card Club Opening, if HPI is then licensed as an operator of the Card Club. If HPI is not licensed as an operator of the Card Club at the time of the Card Club Opening, it shall pay CEI an extension fee of One Million Four Hundred Ninety Nine Thousand Dollars ($1,499,000) upon the Card Club Opening and the exercise price thereupon shall be reduced to Five Hundred and One Thousand Dollars ($501,000), payable by application of the purchase price of the License Rights Option as aforesaid and One Thousand Dollars ($1,000) upon exercise thereof.

          2.3    LEASE.  At the Closing, CEI and HPI shall enter into the Lease.
                 -----

                              III.  PURCHASE PRICE

          3.1    PURCHASE PRICE OF PURCHASED ASSETS AND LICENSE RIGHTS OPTION.
                 ------------------------------------------------------------
The purchase price ("Purchase Price") for the Purchased Assets and License Rights Option shall be as follows:

                 3.1.1   REAL PROPERTY RIGHTS.  Two Million Dollars
                         --------------------
($2,000,000).

                 3.1.2   PLANS.  One Million Dollars ($1,000,000).
                         -----

                 3.1.3   LICENSE RIGHTS OPTION.  Five Hundred Thousand Dollars
                         ---------------------
($500,000), which amount will be applied to the exercise price of the License Rights Option at the time of exercise.

          3.2    PAYMENT TERMS.  The Purchase Price shall be paid as follows:
                 -------------

                 3.2.1   AT CLOSING.  At the Closing, HPI shall pay CEI the
                         ----------
following:

                         (a) $2,000,000 for the Real Property Rights; and

                         (b) $500,000 for the License Rights Option.

                 3.2.2   CARD CLUB OPENING.  The remainder of the Purchase Price
                         -----------------
and the exercise price of the License Rights Option shall be paid on the date of Card Club Opening as follows:

                         (a) $1,000,000 for the Plans; and

                         (b) $1,500,000 for the balance of the exercise price of
the License Rights Option, or $1,499,000 as a license extension fee, as applicable pursuant to Section 2.2.3.

provided, however, that any advances made by HPI pursuant to Section 3.4 shall
-----------------
be deducted from the payment made pursuant to this Section 3.2.2.

          3.3    CEI REPRESENTATION.  CEI represents and warrants that the
                 ------------------
actual out-of-pocket expenses incurred by CEI in connection with the Card Club equal or exceed the aggregate amount to be paid by HPI at the Closing pursuant to Section 3.2.1 and has provided HPI an itemization of such expenses. HPI shall have the right, at any reasonable time, to audit such expenses and to obtain from CEI such additional information or documentation with respect thereto as HPI shall reasonably request in order to confirm the proper relationship of such expenses to the Card Club.

          3.4    ADVANCES BY HPI.  HPI has agreed to pay the following costs and
                 ---------------
expenses of CEI on or prior to the Closing, which amounts will be treated as advances to CEI of the amounts otherwise due and payable on Card Club Opening pursuant to Section 3.2.2, and shall be deducted from the payment thereof:

                 3.4.1 Attorneys' fees of Twenty-Six Thousand Dollars ($26,000) to Murray Kane, Esq.;

                 3.4.2 Consulting fees of Seven Thousand Dollars ($7,000) to Kathy Head;

                 3.4.3 Attorneys' fees to Mitchell, Silberberg & Knupp of Sixty-One Thousand Five Hundred Ninety-Two Dollars ($61,592); and

                 3.4.4 Twenty Thousand Dollars ($20,000) to CEI for reimbursement of miscellaneous expenses.

                                 IV.  CLOSING

     The closing of the transactions contemplated by Article II of this Agreement (the "Closing") shall be held concurrently with the closing of the transactions contemplated by the DDA, as specified in Section 1(c) thereof (but no later than October 31, 1995 (the "Closing Date"), at _______________________
____________________________________________________________ California, subject to postponement or acceleration as agreed upon in writing by Buyer and Seller.

                             V.  OTHER AGREEMENTS

          5.1    EQUITY CONTRIBUTION.
                 -------------------

                 5.1.1 It is expected that the aggregate cost of constructing, developing and furnishing the Card Club (including the purchase price of the Purchased Assets and the purchase and exercise price of the License Rights Option) and related start-up matters will be approximately Twenty Million Dollars ($20,000,000) (the "Equity Contribution"). Subject to the provisions of
Section 5.1.2, HPI agrees to make the entire Equity Contribution in installments as needed. It is understood and agreed that all taxes, insurance or other operating expenses incurred by HPI from the Closing Date to the commencement of the Lease shall be part of and credited to HPI's Equity Contribution. Notwithstanding the foregoing, CEI understands and agrees that certain other investors previously approved by CEI may participate with HPI in making the Equity Contribution. To the extent such other investors make an Equity Contribution, they shall share pro-rata with HPI in all distributions to HPI which relate to the Equity Contribution and shall have a pro-rata ownership interest in HPI's interest in the Card Club Site and any improvements thereon. Concurrently with such investment by any such other investor, HPI shall obtain the agreement of such investor to be bound by all of the provisions of this Agreement, specifically including the provisions of Section 10.2 with respect to the transferability of such investors' interests hereunder. In such event, except where the context otherwise requires, references to HPI in this Agreement and in the Exhibits hereto shall include HPI and such other investors.

                 5.1.2 At CEI's option, any fees, costs or other expenses which are due and payable prior to Card Club Opening, including any Periodic License Fees (as hereinafter defined), may be paid by CEI and, to the extent such amounts, when added to the amounts expended by CEI and accounted for pursuant to Section 3.3 or otherwise approved in advance by HPI, exceed Five Million Dollars ($5,000,000), shall be deemed an Equity Contribution made by CEI. To the extent CEI has made such an Equity Contribution, it will share pro rata with HPI in all distributions referable to the Equity Contribution and shall have a pro-rata ownership interest in the Card Club Site and any improvements thereon. If CEI does not elect to pay any such fees, costs or other expenses itself, HPI shall pay such fees, costs or other expenses as part of its Equity Contribution. For purposes of this Section 5.1.2, "Periodic License Fees" shall mean the $12,500 quarterly license fee described in Section 2.B.1 of the City License and the "additional" Gross Revenue License Fees required by Section 2.B.2(c)(ii) of the City License (i.e., the $5,000 per month
                                                      ----
interest payment on the $125,000 accrual).

          5.2    CONSTRUCTION OF CARD CLUB.  Following the Closing and the
                 -------------------------
transfer of the Purchased Assets and the License Rights Option to HPI as contemplated herein, HPI shall construct and furnish the Card Club pursuant to the Lease in accordance with the Plans.

          5.3    CARD CLUB OPENING; BUY-OUT PROVISIONS.
                 -------------------------------------

                 5.3.1 The parties shall use their best efforts to obtain all necessary consents and approvals from the City, the California Attorney General and any other applicable authority for the Card Club Opening as soon as practicable following the construction and furnishing of the Card Club.

                 5.3.2 In the event the Card Club cannot be opened by CEI by October 31, 1996, HPI shall have the right to own and operate the Card Club itself if it can then be licensed, or to lease the Card Club to another Card Club operator licensed by the City. If HPI cannot then be licensed or cannot transfer the license to another operator which can operate the Card Club within one hundred eighty (180) days after such date, then subject to Section 5.3.3 below, CEI shall have the right to acquire all of HPI's right, title and interest to the Card Club Site and all improvements thereon, the Plans and the License Rights Option for an amount equal to

HPI's Equity Contribution, with no profit or interest payable to HPI. In such event, CEI shall assume all remaining obligations of "Redeveloper" under the DDA and shall cause Agency to fully release HPI from all obligations thereunder. If HPI operates the Card Club itself or leases the Card Club to a third party operator pursuant to this Section 5.3.2, then at such time as CEI or Shareholder is licensed to operate the Card Club, CEI and HPI shall form the Partnership if HPI is then licensed, or in the event HPI is not then licensed, CEI shall have the right to operate the Card Club pursuant to the terms of the Lease upon the expiration of the existing operating agreement with the third party operator. Any lease of the Card Club to a third party operator by HPI hereunder shall be terminable upon HPI's becoming licensed to operate the Card Club.

                 5.3.3 In the event the Card Club cannot be opened by CEI because of the denial or revocation of CEI's state or City license, or in the event of a material breach of this Agreement by CEI which is incapable of cure (including a material breach of CEI's representations and warranties set forth in Article VI) then HPI shall pay CEI any remaining balance of the Purchase Price of the Purchased Assets, including but not limited to, the payment for the Real Property Rights, the Plans and both the purchase price and exercise price of the License Rights Option, whereupon all of CEI's rights and obligations hereunder to the Card Club shall terminate and be of no further force or effect. Thereafter, HPI shall have the right to own and operate the Card Club itself (if then eligible pursuant to applicable state and City law) or to lease the Card Club to another operator licensed by the City and to assign all necessary rights and obligations to such other operator in substitution and in lieu of CEI.

          5.4    LLC AGREEMENT; LEASE TERMINATION.
                 --------------------------------

                 5.4.1 CEI and HPI each agree at such time as HPI is licensed as an operator of the Card Club under applicable California law and City ordinances, the Lease shall terminate as provided therein and CEI and HPI shall enter into the Partnership Agreement in substantially the form attached hereto as Exhibit B-1 for the ownership and operation of the Card Club (or, if at such time a limited liability company may legally operate a card club, a Limited Liability Company Operating Agreement in substantially the form attached hereto as Exhibit B-2). CEI and the Shareholder shall fully cooperate with HPI in its efforts to be so licensed.

                 5.4.2 In the event that HPI is not licensed prior to the expiration of the Lease term, then, at CEI's election:

                         (i) the parties shall negotiate: (A) a new lease for
the continued operation of the Card Club on the same terms as the Lease (except that the monthly rent shall equal the greater of the "Monthly Rent", as defined in the Lease, or the "Fair Market Rental Value"); and (B) an extension of the License Rights Option; or

                         (ii) CEI may acquire from HPI its rights to the Card
Club Site together with the improvements thereon for a purchase price equal to the "Fair Market Sale Value" thereof. In such event, CEI will assume all obligations of "Redeveloper" under the DDA and shall cause HPI to be fully released by the Agency from all obligations under the DDA, and the License Rights Option shall terminate in accordance with its terms. If other investors have participated in HPI's Equity Contribution in the Card Club Site pursuant to
Section 5.1.1, and CEI elects to acquire HPI's rights under this clause (ii), CEI also shall be entitled to acquire all rights of such other investors to the Card Club Site and any improvements thereon together with HPI's rights.

                 5.4.3 For purposes of Section 5.4.2, the "Fair Market Rental Value" and the "Fair Market Sale Value", as the case may be, shall be determined as follows:

                         In determining the Fair Market Rental Value or the Fair
Market Sale Value, as the case may be, the parties shall negotiate in good faith in order to reach agreement; and in the event the parties are unable to reach agreement during the period that is not more than four (4) months and not less than three (3) months prior to the expiration date of the Lease, ("Negotiation Period"), the determination of Fair Market Rental Value or the Fair Market Sale Value, as the case may be, shall be made by appraisal as provided in Section 5.4.4.

                 5.4.4   APPRAISAL PROCEDURE.  The parties shall use their best
                         -------------------
efforts to complete the appraisal process within sixty (60) days after the expiration of the Negotiation Period and shall instruct their appraisers to do likewise.

                         (i) Each party shall, within ten (10) days following
the expiration of the Negotiation Period, appoint a licensed, disinterested M.A.I. Appraiser having substantial experience with comparable buildings in the County of Los Angeles (a "Qualified Appraiser") and give written notice of such appointment to the other. If either party fails to notify the other of the appointment of its Qualified Appraiser within the time period specified above, then the Qualified Appraiser appointed shall be the sole appraiser to determine Fair Market Rental Value or the Fair Market Sale Value, as the case may be;

                         (ii) In the event two (2) Qualified Appraisers are
chosen as herein provided, the Qualified Appraisers so chosen shall meet within ten (10) business days after they are appointed as aforesaid, and, if within ten
(10) business days after such first meeting, the two (2) Qualified Appraisers fail to come to a mutual determination as to the appropriate Fair Market Rental Value or the Fair Market Sale Value, as the case may be, they themselves shall appoint a third Qualified Appraiser, who shall be a competent and disinterested person with qualifications similar to those required of the first two (2) Qualified Appraisers as herein provided. In the event the first two (2) Qualified Appraisers fail to agree upon and select a third Qualified Appraiser within ten (10) days after the expiration of said ten (10) day period, the third Qualified Appraiser shall be selected by the Presiding Judge of the Superior Court for the County of Los Angeles and the parties shall not raise any questions or objections as to such Judge's full power, jurisdiction, and authority to select said Qualified Appraiser;

                         (iii) Within ten (10) days after appointment of the
third Qualified Appraiser, each of the three (3) Qualified Appraisers selected shall state in writing his or her respective opinion as to the appropriate Fair Market Rental Value or Fair Market Sale Value, as the case may be, supported by the reasons therefor with counterpart copies to each party;

                         (iv) The Qualified Appraisers shall arrange for a
simultaneous exchange of such determinations promptly. The opinion which is the furthest from the middle value shall be excluded and the Fair Market Rental Value or Fair Market Sale Value, as the case may be, for purposes hereof shall be the average of the remaining two (2) opinions and shall constitute the decision of the Qualified Appraisers and be final and binding on the parties. The Qualified Appraisers shall give written notice to the parties stating their determination, and shall furnish to each party a signed copy of such determination. The Qualified Appraisers shall have no power to modify the provisions of the Lease.

                         (v) In the event of a failure, refusal or inability of
any Qualified Appraiser to act, a successor shall be appointed by the party who originally appointed the Qualified Appraiser, but in the case of the third Qualified Appraiser, the third Qualified Appraiser's successor shall be appointed in the same manner as provided for appointment of the third Qualified Appraiser. Each party shall pay the fees and expenses of the party's own Qualified Appraiser and shall share equally the fees and expenses of the third Qualified Appraiser and all other expenses of the appraisal.

                 5.4.5 With the exception of an "Event of Default" made in bad faith or the revocation of CEI's state or City license as a result of such bad faith, no "Event of Default" under the Lease or termination of the Lease shall act as a bar against CEI entering into the Partnership at such time as HPI can be licensed. In the event of the termination of the Lease or the revocation of CEI's state or City license as a result of CEI's bad faith, all of CEI's rights and obligations hereunder to the Card Club shall terminate and be of no further force or effect provided that HPI has paid CEI the full Purchase Price of the Purchased Assets hereunder. In the event either party's license is revoked after the Partnership has been formed, the rights and obligations of the parties shall be determined in accordance with Section 2.2 of the Partnership Agreement.

                 5.4.6 In the event the Lease terminates for any reason other than as provided in Section 5.4.5 above, CEI shall have the right, but not the obligation, for a period of ninety (90) days following such termination, to purchase a one-third (1/3) interest in HPI's interest in the Card Club, for a purchase price equal to one-third (1/3) of HPI's total cost thereof. Concurrently with CEI's purchase of such interest, CEI and HPI shall enter into a partnership or limited liability company in form and terms mutually agreed upon to own the Card Club Site and all improvements thereon and such partnership or limited liability company shall assume all obligations of HPI as landlord under HPI's lease with any third party operator. At such time as HPI is licensed to operate the Card Club and the lease with the third party operator terminates, HPI and CEI shall enter into the Partnership Agreement, with appropriate changes to the Partnership Agreement relating to capital accounts and distributions so that CEI shall be entitled to receive the same rate of return on its purchased interest hereunder as HPI is entitled to receive on its Initial Capital Account as provided in Section 5.2(a) of the Partnership Agreement. Each of the parties hereto agree that if CEI elects to purchase such interest hereunder, it will execute such further documents and take such further action as may be necessary or appropriate to implement the foregoing.

          5.5    EMPLOYMENT AGREEMENTS.  CEI agrees that any employment
                 ---------------------
agreements which are entered into with any individuals (including Shareholder) for Card Club employment during the term of the Lease shall, by their terms, terminate no later than the termination date of the Lease so that upon formation of the Partnership, the Partnership may enter into whatever employment arrangements it believes are desirable at such time. HPI acknowledges and agrees that it is intended that Shareholder will be employed by the Partnership on mutually acceptable terms and that certain other employees of CEI also may be employed by the Partnership.

          5.6    OPTION FOR OTHER CARD CLUBS.  CEI hereby grants HPI the right
                 ---------------------------
and option (but not the obligation) during the term of the Lease and the Partnership Agreement to participate with CEI and Shareholder in the ownership of any card club in the State of California (including the City of South El Monte and the City of Norwalk) in which CEI or Shareholder secure an opportunity to own a majority interest (directly or through affiliated entities). Should HPI elect to participate in any such opportunity, such participation shall be on the following basis: (a) CEI will secure the site and license to operate the card club in exchange for a one-third interest in the venture and reimbursement of its costs and expenses plus an amount equal to two-thirds (2/3) of such costs and expenses; and (b) HPI will provide up to one-half of the financing required for land acquisition and construction of the card club in exchange for a two-thirds (2/3) interest in CEI's interest in the venture. Should HPI elect to participate in any such opportunity, the parties shall enter into either a lease arrangement or a new partnership or limited liability company (depending on whether or not HPI is then qualified to be licensed as a card club operator and whether or not a limited liability company can then legally operate a card club) substantially identical in form and substance to the Lease or Partnership Agreement contemplated by this Agreement, as the case may be, whereupon HPI or such partnership or limited liability company, as the case may be, shall avail itself of such opportunity and, subject to the availability of the remaining necessary financing, acquire ownership of such card club in its name. Notwithstanding the foregoing, HPI shall not be under any obligation to offer CEI or Shareholder the opportunity to participate in the ownership or operation of any other card club in which HPI obtains an ownership interest.

          5.7    GROSS REVENUE LICENSE FEE.
                 -------------------------

                 5.7.1   PAYMENT.  CEI has previously paid the City an initial
                         -------
gross revenue license fee in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) as acknowledged by the City in Section 2.B.2(a) of the City License and included in CEI's itemization of expenses pursuant to Section 3.3 hereof (the "Initial License Fee") and is obligated to pay an additional gross license fee of Two Hundred Fifty Thousand Dollars ($250,000) upon Card Club Opening (the "Additional License Fee"). CEI hereby agrees to pay the Additional License Fee pursuant to the City License when due whether or not the City License has been assigned to HPI or the Partnership.

                 5.7.2   REFUND.  Pursuant to Section 2.B.2(e) of the City
                         ------
License, if in any license year the gross revenue license fee paid by the holder of the City License exceeds Three Million Dollars ($3,000,000), the City shall refund the Initial License Fee and the Additional License Fee to CEI (but not to any assignee). CEI and HPI agree that upon such refund:

                         (a) CEI shall retain the Additional License Fee and HPI
shall have no claim or rights thereto; and

                         (b) With respect to the Initial License Fee:

                             (i) If such refund is made to CEI at any time after
HPI has received all distributions contemplated by Section 5.2(a) of the Partnership Agreement, such amount shall be remitted to the Partnership as part of its operating income and no adjustments on account thereof shall be made to the capital accounts of either of the Partners; and

                             (ii) If such refund is made to CEI at any time
prior to such time as HPI has received all distributions contemplated by Section 5.2(a) of the Partnership Agreement, CEI shall promptly remit the same to HPI, and CEI shall have no further claims or rights thereto. In such event, the amount of HPI's Equity Contribution (or HPI's Initial Capital Account after formation of the Partnership) shall be adjusted accordingly.

                    VI.  REPRESENTATIONS AND WARRANTIES OF
                            SELLER AND SHAREHOLDER

     As an inducement for Buyer entering into this Agreement, each of Seller and Shareholder, jointly and severally, represents and warrants as follows:

          6.1    ORGANIZATION.  Seller is a corporation duly organized, validly
                 ------------
existing and in good standing under the laws of the State of California. Seller has all necessary corporate power and authority to enter into, be bound by the terms and conditions of, and perform its obligations under, this Agreement, and to transfer the Purchased Assets and to grant the License Rights Option to Buyer pursuant hereto.

          6.2    SECURITIES OF CEI.  All of the outstanding shares of capital
                 -----------------
stock of CEI (the "Shares") (i) are duly authorized, validly issued, fully paid and non-assessable, (ii) were issued in compliance with all applicable state, federal and foreign securities laws, and
(iii) are owned beneficially and of record by Shareholder, free and clear of all liens, charges, security interests, encumbrances or adverse claims of any nature whatsoever. There are no outstanding securities convertible into, or any options, warrants, rights, calls or other commitments of any nature relating to, the shares of the capital stock or other securities of CEI.

          6.3    AUTHORIZATION; NO CONFLICT.  All requisite corporate action on
                 --------------------------
the part of Seller has been taken to authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and Shareholder and constitutes a legal, valid and binding obligation of Seller and Shareholder, and each instrument contemplated by this Agreement, when executed and delivered by Seller and/or Shareholder, as the case may be, in accordance with the provisions hereof, will be a legal, valid and binding obligation of Seller and/or Shareholder, in each case enforceable against Seller and/or Shareholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of equitable remedies). Neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or result in the breach of any provision of the Articles of Incorporation or Bylaws of Seller, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, agreement or other material instrument or obligation to which Seller or Shareholder is a party or by which Seller or Shareholder is bound, (iii) result in the creation of any lien, charge, security interest or other encumbrance upon the Purchased Assets or the License Rights pursuant to the terms of any such note, bond, mortgage, indenture, license, agreement or other material instrument or obligation, (iv) violate any judgment, order, injunction, decree, or award of any court, administrative agency or governmental body against, or binding upon, Seller or Shareholder, or (v) constitute a violation by Seller or Shareholder of any law or regulation of any jurisdiction applicable to Seller or Shareholder.

          6.4    GOVERNMENTAL APPROVALS.  Schedule 6.4 sets forth all approvals,
                 ----------------------
authorizations, consents or orders or actions of any governmental authority required to be obtained by Seller and/or Shareholder in connection with their execution and delivery of this Agreement and the consummation of the transactions contemplated hereby or performance of the obligations undertaken herein. Except as set forth on
Schedule 6.4, no approval, authorization, consent or order or action of or filing with any court, administrative agency or other governmental authority is required to be obtained by Seller or Shareholder for the execution and delivery by Seller and Shareholder of this Agreement or the consummation of the transactions contemplated hereby or for the operation of the Card Club.

          6.5    OWNERSHIP OF PURCHASED ASSETS AND LICENSE RIGHTS.  Seller has
                 ------------------------------------------------
good title to the Purchased Assets and the License Rights free and clear of any claim, lien, charge, security interest or encumbrance whatsoever and neither Seller nor Shareholder has any legal obligation, absolute or contingent, to any other person or entity to sell or transfer any interest in any portion of the Purchased Assets or the License Rights. Upon Seller's transfer and sale of the Purchased Assets to Buyer pursuant to this Agreement, Buyer will have good title to all of the Purchased Assets, free and clear of any claim, lien, charge, security interest or encumbrance whatsoever. Upon grant of the License Rights Option by Seller to Buyer and the exercise thereof by Buyer (or the Partnership) as provided herein (subject to any required State and City approvals), Buyer or the Partnership, as the case may be, will have good and marketable title to all of the License Rights, free and clear of any claim, lien, charge, security interest or encumbrance whatsoever.

          6.6    CARD CLUB LICENSE.  Each of Shareholder, Seller and each of
                 -----------------
Seller's officers and directors is duly and validly licensed by the City to operate and own the Card Club.

          6.7    COMPLIANCE WITH LAWS.  To the best of each of Seller's and
                 --------------------
Shareholder's knowledge, without independent investigation, this Agreement, the Lease, the Partnership Agreement and all other instruments and agreements contemplated hereby comply in all material respects with all applicable requirements of applicable City ordinances.

          6.8    FULL DISCLOSURE.  No representation or warranty by Seller or
                 ---------------
Shareholder in this Agreement or in any certificate or other document or instrument furnished or to be furnished by Seller or Shareholder to Buyer or its representatives pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made therein not misleading.

                 VII.  REPRESENTATIONS AND WARRANTIES OF BUYER

     As an inducement for Seller and Shareholder to enter into this Agreement, Buyer represents and warrants as follows:

          7.1    ORGANIZATION.  Buyer is a corporation duly organized, validly
                 ------------
existing and in good standing under the laws of the State of Delaware. Buyer has all necessary corporate power and authority to enter into, be bound by the terms and conditions of, and perform its obligations under, this Agreement.

          7.2    AUTHORIZATION; NO CONFLICT.  All requisite corporate action on
                 --------------------------
the part of Buyer has been duly taken to authorize and approve the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, and each instrument contemplated by this Agreement, when executed and delivered by Buyer in accordance with the provisions hereof, will be a legal, valid and binding obligation of Buyer, in each case enforceable against Buyer in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws from time to time in effect which affect creditors' rights generally and by legal and equitable limitations on the availability of equitable remedies). Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby will (i) conflict with or result in the breach of any provision of the Certificate of Incorporation or Bylaws of Buyer, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, agreement or other material instrument or obligation to which Buyer is a party or by which Buyer is bound, (iii) violate any judgment, order, injunction, decree or award of any court, administrative agency or governmental body against, or binding upon, Buyer, or (iv) constitute a violation by Buyer of any law or regulation of any jurisdiction applicable to Buyer.

          7.3    GOVERNMENTAL APPROVALS.  Except to the extent that Buyer's
                 ----------------------
participation is required for the approvals listed on Schedule 6.4, no approval, authorization, consent or order or action of or filing with any court, administrative agency or other governmental authority is required to be obtained by Buyer for the execution and delivery by Buyer of this Agreement or the consummation of the transactions contemplated hereby or for the operation of the Card Club.

          7.4    COMPLIANCE WITH LAWS.  To the best of Buyer's knowledge,
                 --------------------
without independent investigation, this Agreement, the Lease, the Partnership Agreement and all other instruments and agreements contemplated hereby comply in all material respects with all applicable requirements of applicable City ordinances.

          7.5    FULL DISCLOSURE.  No representation or warranty by Buyer in
                 ---------------
this Agreement or in any certificate or other document or instrument furnished or to be furnished by Buyer to Seller or its representatives pursuant hereto, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements made therein not misleading.

                   VIII.  CONDITIONS TO OBLIGATIONS OF BUYER

     The obligations of Buyer hereunder are subject, at its election, to the satisfaction, at or prior to the Closing Date, of the following conditions:

          8.1    CARD CLUB SITE.  All conditions to the closing of the
                 --------------
transactions contemplated by the DDA as set forth in Section 2(b) thereof shall have been satisfied or waived by HPI. All exceptions to title and other contingencies to be approved by Redeveloper thereunder shall be acceptable to and approved by HPI.

          8.2    CONSENTS.  There shall have been obtained all requisite
                 --------
consents of governmental or other regulatory agencies, foreign or domestic, and of any other third parties, required to be received by or on the part of Buyer, Seller or Shareholder in connection with the consummation of the transactions contemplated hereby, including but not limited to any and all consents or approvals of the City.

          8.3    REPRESENTATIONS AND WARRANTIES.  Seller's and Shareholder's
                 ------------------------------
representations and warranties contained herein shall be true and correct in all material respects, on and as of the Closing Date as though made on and as of the Closing Date.

          8.4    COMPLIANCE.  Seller and Shareholder shall have performed and
                 ----------
complied with all agreements, covenants and conditions required by this Agreement to be performed or complied with by them prior to the Closing Date.

          8.5    SUITS, PROCEEDINGS, INVESTIGATIONS.  No suit, action or other
                 ----------------------------------
proceeding shall be pending or, to the knowledge of Seller or Buyer, threatened, before any court or governmental agency wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions or events contemplated hereby, or declare unlawful the transactions or events contemplated by this Agreement or cause such transactions to be rescinded, or would otherwise have a material adverse effect on the Purchased Assets, the License Rights and/or the business of the Card Club.

          8.6    OTHER DOCUMENTS.  Seller and Shareholder shall have delivered
                 ---------------
all such certified resolutions, certificates, documents and instruments with respect to Seller as Buyer's counsel may reasonably request prior to the Closing Date to carry out the intent and purpose of this Agreement and the form of all such documents shall be satisfactory in all reasonable respects to Buyer and its counsel.

          8.7    INSTRUMENTS OF CONVEYANCE.  Seller shall have executed and
                 -------------------------
delivered, or caused to be executed and delivered, to Buyer any necessary instruments of conveyance for the transfer of the Purchased Assets and the grant of the License Rights Option, and executed copies of all consents, if any, of third parties which may be required for any assignment, transfer or recording contemplated hereby, which instruments and consents shall be in form and substance reasonably satisfactory to Buyer and its counsel.

            IX.  CONDITIONS TO OBLIGATIONS OF SELLER AND SHAREHOLDER

     The obligations of Seller and Shareholder hereunder are subject, at its or his election, to the satisfaction, at or prior to the Closing Date, of the following conditions:

          9.1    CARD CLUB SITE.  All conditions to the closing of the
                 --------------
transactions contemplated by the DDA as set forth in Section 2(b) thereof shall have been satisfied or waived by CEI. All exceptions to title and other contingencies to be approved by Redeveloper thereunder shall be acceptable to and approved by CEI.

          9.2    GOVERNMENTAL CONSENTS.  There shall have been obtained all
                 ---------------------
requisite consents of governmental or other regulatory agencies, foreign or domestic, and of any other third parties required to be received by or on the part of Buyer, Seller or Shareholder in connection with the consummation of the transactions contemplated hereby, including but not limited to any and all consents or approvals of the City.

          9.3    REPRESENTATIONS AND WARRANTIES.  Buyer's representations and
                 ------------------------------
warranties contained herein shall be true and correct in all material respects on and as of the Closing Date as though made on and as of the Closing Date.

          9.4    COMPLIANCE.  Buyer shall have performed and complied with all
                 ----------
agreements and conditions required by this Agreement to be performed or complied with by it prior to the Closing Date.

          9.5    SUITS, PROCEEDINGS, INVESTIGATIONS.  No suit, action or other
                 ----------------------------------
proceeding shall be pending or, to the knowledge of Seller or Buyer, threatened, before any court or governmental agency wherein an unfavorable judgment, decree or order would prevent the carrying out of this Agreement or any of the transactions or events contemplated hereby, or declare unlawful the transactions or events contemplated by this Agreement or cause such transactions to be rescinded or would otherwise have a material adverse effect on the Purchased Assets, the License Rights, and/or the business of the Card Club.

          9.6    OTHER DOCUMENTS.  Buyer shall have delivered all such certified
                 ---------------
resolutions, certificates, documents and instruments with respect to Buyer as Seller's counsel may reasonably request prior to the Closing Date to carry out the intent and purpose of this Agreement and the form of all such documents shall be satisfactory in all reasonable respects to Seller and its counsel.

                   X.  RESTRICTIONS ON ISSUANCE AND TRANSFER

          10.1   CEI STOCK.
                 ---------

                 10.1.1  RESTRICTION ON ADDITIONAL ISSUANCES. Each of CEI and
                         -----------------------------------
Shareholder covenants and agrees that during the period from the date hereof through the term of the Lease and the Partnership Agreement, except as permitted by Section 8.02 of the Lease, CEI will not issue any additional shares of its capital stock or other securities or grant any options, warrants, rights, calls or other commitments of any nature relating to shares of capital stock or other securities of CEI without the prior written consent of HPI.

                 10.1.2  RESTRICTION ON TRANSFER BY SHAREHOLDER.  Shareholder
                         --------------------------------------
agrees that during the period from the date hereof through the term of the Lease and the Partnership Agreement, except as permitted by Section 8.02 of the Lease, he will not sell, transfer, convey or otherwise hypothecate any of the Shares owned by him without the prior written consent of HPI.

                 10.1.3  LEGEND OF CERTIFICATES.  Concurrently with execution of
                         ----------------------
this Agreement, CEI shall cause the certificates representing the Shares held by the Shareholder to bear a legend substantially as follows:

                 "THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS PROVISIONS CONTAINED IN AN AGREEMENT BETWEEN THE HOLDER AND THE ISSUER HEREOF AND HOLLYWOOD PARK, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE ISSUER. ANY TRANSFER OF SHARES IN VIOLATION OF SUCH PROVISIONS SHALL BE NULL AND VOID AB INITIO."
                                 ---------

                 10.1.4    ADDITIONAL RESTRICTIONS; RIGHT OF FIRST REFUSAL.
                           -----------------------------------------------
Notwithstanding the foregoing, no issuance or transfer of Shares may be made unless and until the issuee or transferee has obtained all required licenses and approvals from the City and any other necessary or applicable licensing authorities and has executed an agreement (i) to be bound by all provisions of this Agreement, including a restriction on the further transfer of such shares and (ii) granting a right of first refusal to HPI with respect to future transfers of such Shares by such issuee or transferee in substantially the form heretofore agreed upon by Shareholder and HPI. Any purported issuance or transfer of Shares not permitted by this Agreement shall be void ab initio and
                                                                 ---------
of no effect.

          10.2   HPI AND HPI INVESTORS.  HPI agrees, on behalf of itself and
                 ---------------------
each of the investors, if any, participating in HPI's Equity Contribution pursuant to Section 5.1.1 (the "HPI Investors") that, during the period from the date hereof through the terms of the Lease and the Partnership Agreement (subject to the provisions of the Lease, the Partnership Agreement and applicable law):

                 (a) FIRST OPPORTUNITY OFFER. Subject to the provisions of
                     -----------------------
Paragraphs (c) and (d) below, prior to any transfer by HPI or any of the HPI Investors of its interest hereunder, it will first offer CEI the right to purchase such interest (the "Transferable Interest") on the same terms and conditions as HPI or such HPI Investor (the "Transferor") intends to sell such interest, or on the same terms and conditions as the offer from a prospective purchaser, as the case may be, (herein, the "First Opportunity Offer"). The First Opportunity Offer, once made, shall constitute an irrevocable binding offer by the Transferor to sell the Transferable Interest to CEI. CEI shall have thirty (30) days after receipt of the First Opportunity Offer within which to accept same in writing. If CEI timely accepts the First Opportunity Offer, the Transferor shall sell the Transferable Interest to CEI in accordance with the terms and conditions of the First Opportunity Offer; provided, however, that such sale shall be consummated within ninety (90) days of acceptance of the First Opportunity Offer.

                 (b) SALES UNDER PURCHASE PRICE FLOOR. If CEI fails to timely
                     --------------------------------
accept the Transferor's First Opportunity Offer, CEI shall be deemed to have rejected same, and the Transferor shall be free to sell the Transferable Interest to any third party on any terms (subject to applicable restrictions in any agreement amongst HPI and the HPI Investors); provided, however, that if the sale price to such third party is more than ten percent (10%) lower than that stated in the First Opportunity Offer (the "Purchase Price Floor"), then prior to entering into a binding agreement with such third party for an amount below the Purchase Price Floor, the transferor shall afford CEI five (5) business days notice to agree, in writing, to purchase the Transferable Interest on the terms offered by the third party, without any qualifications.

                 (c) LIMITATIONS ON TRANSFER BY HPI GROUP. Notwithstanding the
                     ------------------------------------
foregoing, in no event shall the aggregate interests transferred by HPI and the HPI Investors (collectively, the "HPI Group") to a third party pursuant to this
Section 10.2 exceed 49% of the total interests held by the HPI Group without the prior written consent of CEI.

                 (d) PERMITTED TRANSFERS.  Notwithstanding the foregoing, CEI
                     -------------------
acknowledges and agrees that (i) the restrictions on transfer by HPI contained in this Section 10.2 shall not apply to the investment by the HPI Investors in HPI's Equity Contribution prior to Card Club Opening and the resultant transfer of a portion of HPI's interest hereunder to the HPI Investors pursuant to
Section 5.1.1 and (ii) each of the HPI Investors shall have the right, at any time (subject to the provisions of the Lease, the Partnership Agreement and applicable law) to transfer all or any portion of its interest hereunder to HPI or, so long as HPI remains the Managing Partner or Member of the HPI Group, to any other of the HPI Investors on any terms (subject to applicable restrictions in any agreement amongst HPI and the HPI Investors) without any obligation to offer such interest to CEI or to obtain its consent thereto.

                             XI.  OTHER COVENANTS

          11.1   ACTIONS WITH RESPECT TO CLOSING.  Each party agrees to use his
                 -------------------------------
or its best efforts to bring about the
satisfaction of the conditions precedent to the Closing, including satisfaction of all conditions to the closing of the transactions contemplated by the DDA and obtaining all necessary City and other consents and approvals, and to cause the covenants and agreements contained in this Agreement to be satisfied and performed hereunder by each of them.

          11.2   EXPENSES.  Seller and Shareholder, on the one hand, and Buyer,
                 --------
on the other hand, shall each bear their own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby; provided however, that HPI shall bear all reasonable expenses related to the Card Club after the date of this Agreement, as approved in advance by HPI, other than the costs incurred by Seller and Shareholder pursuant to Section 11.3 and Seller's overhead expenses.

          11.3   ATTORNEY GENERAL CONSENT.  Seller and Shareholder each agrees
                 ------------------------
to use his or its best efforts to obtain all necessary licenses and other consents and approvals from the California Attorney General and other gaming authorities for the ownership and operation of the Card Club prior to the Card Club Opening.

          11.4   COOPERATION.  Each party hereto agrees, both before and after
                 -----------
the Closing, to execute any and all further documents and writings and perform such other reasonable actions which may be or become necessary or expedient to effectuate and carry out the transactions contemplated hereby.

          11.5   ANNOUNCEMENTS.  Except as required by applicable provisions of
                 -------------
the federal securities laws, each party agrees not to make, nor cause to be made, any news releases or other public announcements pertaining to the transactions contemplated hereby without first consulting the other party and attempting to formulate a mutually satisfactory arrangement for such disclosure.

                               XII.  TERMINATION

          12.1   TERMINATION.  Anything herein or elsewhere to the contrary
                 -----------
notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

                 12.1.1  By mutual consent of Seller, Shareholder and Buyer;

                 12.1.2 By Buyer, if any of the conditions set forth in Section 8 shall have become incapable of fulfillment and shall not have been waived by Buyer;

                 12.1.3 By Seller or Shareholder, if any of the conditions set forth in Section 9 shall have become incapable of fulfillment and shall not have been waived by Seller and Shareholder;

                 12.1.4 By Buyer, on the one hand, or Seller or Shareholder, on the other, if the Closing has not occurred on or before October 31, 1995, and if the failure to consummate such transactions on or before such date did not result from the failure by the party seeking such termination to fulfill any condition set forth in Section 8 or 9, as the case may be, which is a condition precedent to the obligation of the other party to this Agreement to consummate the transactions contemplated hereby;

                 12.1.5 By Buyer, on the one hand, or Seller or Shareholder, on the other hand, upon a material breach of this Agreement provided that the party seeking such termination shall not be in material breach of this Agreement and if such breach shall continue for a period of fifteen (15) days after written notice thereof; provided, however, that if the nature of such breach is such that more than fifteen (15) days are reasonably required for its cure, then such cure is commenced within said 15-day period and is thereafter diligently prosecuted to completion, this Agreement may not be terminated hereunder by reason of such breach.

          12.2   MANNER AND EFFECT OF TERMINATION.
                 --------------------------------

                 12.2.1 Termination shall be effected by the giving of notice to that effect by one party to the other.

                 12.2.2  If this Agreement is terminated pursuant to this
Article XII and the transactions contemplated hereby are not consummated, this Agreement shall become null and void and of no further force and effect and neither party shall be obligated to the other hereunder. Nothing contained in this Section 12.2 shall relieve any party of liability for any breach of this Agreement which occurred prior to the date of termination of this Agreement.

          12.3   RIGHTS TO PROCEED.  Notwithstanding anything contained in this
                 -----------------
Agreement to the contrary, if any of the conditions specified in Section 8 have not been satisfied, HPI shall have the right to proceed with the transactions contemplated by this Agreement without waiving any of its rights hereunder; and if any of the conditions specified in Section 9 have not been satisfied, CEI shall have the right to proceed with the transactions contemplated by this Agreement without waiving any of its rights hereunder.

                    XIII.  EQUITABLE REMEDIES; ARBITRATION

          13.1   EQUITABLE REMEDIES.  Seller, Shareholder and Buyer acknowledge
                 ------------------
that the remedy at law for any breach, or threatened breach, of their respective covenants to consummate the transactions contemplated hereby will be inadequate and, accordingly, each of Seller, Shareholder and Buyer covenants and agrees that, with respect to any such breach or threatened breach, the non-breaching party will, in addition to any other rights or remedies that it may have and regardless of whether such other rights or remedies have been previously exercised, be entitled to such equitable and injunctive relief as may be available.

          13.2   ARBITRATION.
                 -----------

                 13.2.1 Any claim (regardless of the legal theory involved) arising out of or relating to this Agreement, including, without limitation, its validity, interpretation, enforceability or breach, which is not settled by agreement between the parties (the "Dispute"), shall be submitted to a two-step dispute resolution process involving, first, mediation before a retired jurist from the panel of Judicial Arbitration & Mediation Services, Inc. or any successor entity ("JAMS") followed, if necessary, by final and binding arbitration before the same or, upon request of any party, another mutually agreed upon jurist from said panel. The mediation process is to be considered settlement negotiation for the purpose of all State and Federal rules protecting disclosures made during such conferences from later being discovered or used in evidence. The entire procedure is confidential, and no stenographic or other record shall be made except to memorialize a settlement record. All conduct, statements, promises, offers, views and opinions, oral or written, made in the course of the mediation by any party or their agent, employee, or attorney, are confidential and, where appropriate, are to be considered to be work product and privileged. Such conduct, statements, promises, offers, views and opinions shall not be discoverable or admissible for any purpose, including, impeachment, in any litigation or other proceeding involving the parties; provided, however, that evidence otherwise discoverable or admissible is not excluded from discovery or admission in evidence simply as a result of it being used in connection with the settlement process. These alternative dispute resolution proceedings shall be administered by and conducted in conformity with the then obtaining Rules of Practice and Procedure for the Arbitration of Commercial Disputes of JAMS, except as such Rules of Practice and Procedure are expressly modified by the provisions of this Paragraph. A Dispute shall be deemed to include any issue or question regarding whether any matter submitted by a party to arbitration is arbitrable within the scope of this Section 13.2. Each of the parties hereto acknowledges and agrees that the use of these alternative dispute resolution proceedings necessarily results in the waiver of the party's right to a jury trial and of its right to appeal under standard appellate procedures; however, nothing herein shall bar a party from seeking provisional relief from a court in aid of these proceedings.

                 13.2.2 Either HPI or CEI may initiate arbitration of a Dispute by providing written notice to the other party of a demand for arbitration. The party initiating the arbitration shall file a copy of the demand therefor with the Los Angeles regional office of JAMS, not later than one business day following the day on which written notice of the demand is provided to the responding party. The Dispute shall be submitted to a single arbitrator (the "Arbitrator") chosen by the parties from the JAMS panel of arbitrators, so long as the person chosen meets the qualifications set forth below. If the parties do not, for any reason, mutually select the Arbitrator from the JAMS panel within five business days after the filing of the demand for arbitration, either party may submit a written request to JAMS for a list of five persons qualified to serve as the Arbitrator. A person shall be deemed qualified to serve as the Arbitrator if such person is (a) impartial; (b) a lawyer or retired judge; and
(c) willing and able to conduct the arbitration in accordance with the provisions of this Section 13.2. A copy of this Section 13.2 shall be included with the request submitted to JAMS. Within three business days after the last party actually receives the list from JAMS, the parties (or their authorized representatives) shall meet and take turns striking names from the list, with the party striking first chosen by a coin toss, until one name remains. The person whose name remains on the list shall serve as the Arbitrator. If the parties do not, for any reason, meet to strike names from the list within the foregoing period, the Arbitrator shall be selected by JAMS within three business days after the expiration of the foregoing period, and the selection of the Arbitrator by JAMS shall be final and binding and shall not be subject to challenge for any reason whatsoever. Within five business days after the selection of the Arbitrator, the arbitration shall be conducted in Los Angeles, California. The award, which shall be made in writing and shall set forth in general the reasons therefor, shall be a final and binding determination of the Dispute and judgment thereon may be entered by any court of competent jurisdiction. Each party shall bear such party's own attorney's fees and expenses in connection with the arbitration and shall bear one-half of the

Arbitrator's fees and expenses and the cost of a transcript of the arbitration proceedings.

                 13.2.3 In any arbitration proceeding hereunder, the parties hereto hereby EXPRESSLY, KNOWINGLY AND VOLUNTARILY FULLY AND FINALLY WAIVE AND RELINQUISH any and all provisions of, and rights and benefits that may arise under, Section 1281.9 of the Code of Civil Procedure of the State of California (the "Statute") and hereby DISCHARGE AND EXONERATE any person(s) proposed for nomination as neutral arbitrator(s) from any duty to comply with any of the provisions of the statute in any such arbitration proceeding hereunder.

                         In connection with such waiver, relinquishment,
exoneration and discharge, the parties acknowledge that they have read and are familiar with the provisions of the Statute and have had adequate opportunity to consult with legal counsel with respect thereto and with respect to any other pertinent provisions of law. All parties, with the advice of their respective legal counsel, agree that the Statute is unnecessary and burdensome as to them and that it is in their best interests to enter into this Agreement, so that the arbitration process provided for by this Agreement shall proceed as if the Statute did not exist.

                         However, this waiver, relinquishment, exoneration and
discharge is not intended to apply to any judicial appointment of arbitrators, nor is it intended to discharge or exonerate any potential arbitrator from any other duty imposed by law or equity, including without limitation, the disclosure of any information relating to the bias or interest or potential bias or interest of the potential arbitrator.

                              XIV.  MISCELLANEOUS

          14.1   ENTIRE AGREEMENT.  This Agreement, including the Lease, the
                 ----------------
Partnership Agreement and other agreements specifically referred to herein, constitutes the entire agreement between the parties and supersedes all prior agreements, representations, warranties, statements and understandings, whether oral or written, with respect to the subject matter hereof.

          14.2   NOTICES.  All notices, demands, elections, or requests provided
                 -------
for or permitted to be given pursuant to this Agreement must be in writing. All notices, demands, elections, and requests shall be deemed to have been duly given on the date delivered personally or on the date of receipt if sent by overnight delivery services, facsimile transmission, or registered or certified U.S. Mail with return receipt requested, to the following addresses, or such other addresses as may be subsequently designated in writing and delivered to the other parties hereto:

          To HPI:

                      Hollywood Park, Inc.
                      1050 S. Prairie Avenue
                      Inglewood, CA  90301
                      Attention:   G. Michael Finnigan
                                   President, Gaming and
                                   Entertainment Division
                      Fax:  (310) 673-2582

                 with a copy to:

                      Sandra G. Kanengiser, Esq.
                      Irell & Manella
                      1800 Avenue of the Stars, Suite 900
                      Los Angeles, California  90067
                      Fax: (310) 203-7199

          To CEI and Shareholder:

                      Compton Entertainment, Inc.
                      P. O. Box 90038
                      City of Industry, CA 91715-0038
                      Attention:   Rouben Kandilian
                                   President
                      Fax:  (818) 333-7754

                 with a copy to:

                      Jerry Neuman, Esq.
                      Mitchell, Silberberg & Knupp
                      11377 West Olympic Blvd.
                      Los Angeles, CA 90064
                      Fax:  (310) 312-3100

          14.3   GOVERNING LAW; ATTORNEYS' FEES.  This Agreement and the rights
                 ------------------------------
and obligations of the parties hereunder, shall be interpreted, construed, and enforced in accordance with the laws of the State of California without regard to principles of law (such as "conflicts of laws") that might make the law of some other jurisdiction applicable. In the event any legal action or arbitration is instituted to construe or enforce this Agreement or the rights or obligations of any party, the prevailing party shall be entitled to reasonable attorneys' fees, costs and expenses incurred in such legal action. Attorneys' fees incurred in enforcing any judgment in respect of this Agreement are recoverable as a separate item. The preceding sentence is intended to be severable from the other provisions of this Agreement and to survive any judgment and, to the maximum extent permitted by law, shall not be deemed merged into any such judgment.

          14.4   SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon
                 ----------------------
and inure to the benefit of the parties and their respective successors and assigns. Except as expressly provided in Article X hereof, neither this Agreement nor any of the rights hereunder shall be assignable by HPI, CEI or Shareholder without the prior written consent of the other party. No such assignment shall relieve the parties hereto of his or its obligations hereunder.

          14.5   AMENDMENTS, SUPPLEMENTS.  This Agreement may be amended or
                 -----------------------
supplemented at any time by the mutual written consent of the parties.

          14.6   WAIVERS.  Either party may, by written notice to the other, (a)
                 -------
extend the time for the performance of any of the obligations or other actions of the other party under this Agreement; (b) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement; (c) waive compliance with any of the conditions or covenants of the other contained in this Agreement; or
(d) waive performance of any of the obligations of the other under this Agreement. With regard to any power, remedy or right provided herein or otherwise available to any party hereunder, (i) no waiver or extension of time will be effective unless expressly contained in a writing signed by the waiving party, and (ii) no alteration, modification or impairment will be implied by reason of any previous waiver, extension of time, or delay or omission in the exercise of rights or other indulgence.

          14.7   EXHIBITS AND SCHEDULES.  All exhibits annexed hereto, and all
                 ----------------------
schedules referred to herein, are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

          14.8   CAPTIONS.  All section titles or captions contained in this
                 --------
Agreement or in any schedule or exhibit annexed hereto or referred to herein are for convenience only, shall not be deemed a part of this Agreement and shall not affect the meaning or interpretation of this Agreement. All references herein to sections shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

          14.9   SEVERABILITY.  If any provision of this Agreement or the
                 ------------
application thereof to any person or circumstances shall be held to be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.


          14.10  NO THIRD PARTY BENEFICIARIES.  Nothing contained in this
                 ----------------------------
Agreement is intended to and nothing contained herein shall be interpreted to confer on any party not a party hereto or a successor or assign thereof the rights of a third party beneficiary.

          14.11  EXECUTION REPRESENTATIVE.  Each person executing this Agreement
                 ------------------------
on behalf of a party warrants and represents that he has full right, power, and authority to enter into this Agreement on behalf of such party and to bind such party to the terms and provisions thereof.

          14.12  COUNTERPARTS.  This Agreement may be executed in any number of
                 ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          14.13  CONFLICT WITH AIP.  In the event of any conflict between this
                 -----------------
Agreement and the AIP, this Agreement shall control.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.


                                       COMPTON ENTERTAINMENT, INC.
                                       ("CEI" or "Seller")


                                       By: /s/ Rouben Kandilian
                                           -----------------------
                                           Rouben Kandilian,
                                           President


                                           /s/ Rouben Kandilian
                                           -----------------------
                                           ROUBEN KANDILIAN
                                           ("Shareholder")


                                       HOLLYWOOD PARK, INC.,
                                       ("HPI" or "Buyer")

                                       By: /s/ G. Michael Finnigan
                                           ----------------------------
                                           G. Michael Finnigan
                                           President, Gaming and
                                           Entertainment Division

                                 SCHEDULE 6.4

                   CONSENTS AND APPROVALS TO BE OBTAINED BY
                   ----------------------------------------

                            SELLER AND SHAREHOLDER
                            ----------------------



1.   City approval of transfer of License Rights.

2. Approval of the City and the Community Redevelopment Agency of the City of the transfer of the Real Property Rights.

3. Approval of the Attorney General of the State of California of the Agreement respecting Pyramid Casino, the Lease and the Partnership Agreement, and the rights and obligations of the parties thereunder and under all ancillary agreements and documents.

4.   Approval and licensing of CEI and Shareholder by California Attorney
     General.

5. Building permits, entitlements, etc. necessary for construction of the Card Club pursuant to the DDA and the Plans.

                                       30